Exhibit 10.32R

The Boeing Company P.O. Box 3707 Seattle, WA 98124-2207
AAL-PA-1980-LA-1003346
American Airlines, Inc.
P.O. Box 619616
Dallas-Fort Worth Airport, Texas 75261-9616

Subject:	Aircraft Performance Guarantees — 777-323ER

Reference:	Purchase Agreement No. PA-1980 (Purchase Agreement) between The Boeing Company (Boeing) and American Airlines, Inc. (Customer) relating to Model 777-323ER aircraft (Aircraft)
     This letter agreement (Letter Agreement) amends and supplements the Purchase Agreement. All terms used but not defined in this Letter Agreement shall have the same meaning as in the Purchase Agreement.
     For the Aircraft set forth in Table 1-7, at the time of execution of this Letter Agreement, Boeing agrees to provide Customer with the guarantees set forth on Attachment A hereto. These guarantees are exclusive and will expire upon delivery of the Aircraft to Customer.
1. [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT].
     [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT].
2. Confidential Treatment.
     The information contained herein represents confidential business information and has value precisely because it is not available generally or to other parties. Customer will limit the disclosure of its contents to employees of Customer with a need to know the contents for purposes of helping Customer perform its obligations under the Purchase Agreement and who understand they are not to disclose its contents to any other person or entity without the prior written consent of Boeing.

AAL-PA-1980-LA-1003346 Performance Guarantees — 777-323ER	SA-20 Page 1
BOEING PROPRIETARY

Very truly yours,

THE BOEING COMPANY

By

Its	Attorney-In-Fact

ACCEPTED AND AGREED TO this

Date:

American Airlines, Inc.

By

Its

AAL-PA-1980-LA-1003346 Performance Guarantees — 777-323ER	SA-20 Page 2
BOEING PROPRIETARY